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                                                                      EXHIBIT 23



                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capstead Mortgage Corporation of our report dated January 22, 1997, included in the 1996 Annual Report to Stockholders of Capstead Mortgage Corporation.

Our audit also included the financial statement schedule of Capstead Mortgage Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40116) pertaining to the 1990 Employee Stock Option Plan, the Registration Statement (Form S-8 No. 33-40117) pertaining to the 1990 Directors' Stock Option Plan, the Registration Statement (Form S-3 No. 33-62212) pertaining to the Universal Shelf, the Registration Statement (Form S-3 No. 33-52415) pertaining to the registration of 1,000,000 shares of common stock for the Company's Stockholder Investment Program, the Registration Statement (Form S-8 No. 33-53555) pertaining to the 1994 Flexible Long Term Incentive Plan, the Registration Statement (Form S-3 No. 33-57164) pertaining to the Series B Preferred Stock Dividend Reinvestment Plan, and in the related prospectuses of our report dated January 22, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of Capstead Mortgage Corporation.



                                                               ERNST & YOUNG LLP



Dallas, Texas
March 14, 1997